JPMorgan Chase Financial Company LLC	April 2026
Pricing Supplement
Registration Statement Nos. 333-270004 and 333-270004-01
Dated April 10, 2026
Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Contingent Income Auto-Callable Securities due April 13, 2028

All Payments on the Securities Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal.  Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.625% of the stated principal amount with respect to each determination date on which the closing price of each of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF is greater than or equal to 65% of its initial share price, which we refer to as a downside threshold level. However, if, on any determination date, the closing price of any ETF Share is less than its downside threshold level, you will not receive any contingent quarterly payment for the related quarterly period.  In addition, if the closing price of each ETF Share is greater than or equal to its initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the contingent quarterly payment with respect to that determination date. If the securities have not been automatically redeemed prior to maturity and the final share price of each ETF Share is greater than or equal to its downside threshold level, the payment at maturity due on the securities will be the stated principal amount and the contingent quarterly payment with respect to the final determination date. If, however, the securities have not been automatically redeemed prior to maturity and the final share price of any ETF Share is less than its downside threshold level, you will be exposed to the decline in the worst performing of the ETF Shares, as compared to its initial share price, on a 1-to-1 basis and will receive a cash payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. The securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving few or no contingent quarterly payments and also the risk of receiving a cash payment at maturity that is significantly less than the stated principal amount of the securities and could be zero.  Accordingly, investors could lose their entire initial investment in the securities. Because all payments on the securities are based on the worst performing of the ETF Shares, a decline in the price of any ETF Share below its downside threshold level will result in few or no contingent quarterly payments and/or significant loss of your initial investment, even if the other ETF Shares appreciate or have not declined as much.  Investors will not participate in any appreciation of any ETF Share. The securities are unsecured and unsubordinated obligations of JPMorgan Chase Financial Company LLC, which we refer to as JPMorgan Financial, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., issued as part of JPMorgan Financial’s Medium-Term Notes, Series A, program.  Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

FINAL TERMS
Issuer:	JPMorgan Chase Financial Company LLC, a direct, wholly owned finance subsidiary of JPMorgan Chase & Co.
Guarantor:	JPMorgan Chase & Co.
ETF Shares:	Shares of the State Street® Consumer Discretionary Select Sector SPDR® ETF (Bloomberg ticker: XLY UP Equity) (the “XLY ETF”), shares of the State Street® Industrial Select Sector SPDR® ETF (Bloomberg ticker: XLI UP Equity) (the “XLI ETF”) and shares of the State Street® Financial Select Sector SPDR® ETF (Bloomberg ticker: XLF UP Equity) (the “XLF ETF”). We refer to each of the XLY ETF, the XLI ETF and the XLF ETF as an ‘ETF.”
Aggregate principal amount:	$4,320,000
Early redemption:

If, on any of the determination dates (other than the final determination date), the closing price of each ETF Share is greater than or equal to its initial share price, the securities will be automatically redeemed for an early redemption payment on the first contingent payment date immediately following the related determination date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any contingent payment date if the closing price of any ETF Share is below its initial share price on the related determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the related determination date.
Contingent quarterly payment:

•  If, on any determination date, the closing price of each ETF Share is greater than or equal to its downside threshold level, we will pay a contingent quarterly payment of $26.25 (2.625% of the stated principal amount) per security on the related contingent payment date.

•  If, on any determination date, the closing price of any ETF Share is less than its downside threshold level, no contingent quarterly payment will be payable with respect to that determination date. It is possible that the closing price of one or more of the ETF Shares will be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments.

Payment at maturity:	• If the final share price of each ETF Share is greater than or equal to its downside threshold level:	(i) the stated principal amount plus (ii) the contingent quarterly payment with respect to the final determination date
	• If the final share price of any ETF Share is less than its downside threshold level:	(i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share. This cash payment will be less than 65% of the stated principal amount of the securities and could be zero.
Downside threshold level:

With respect to the XLY ETF: $73.3785, which is equal to 65% of its initial share price

With respect to the XLI ETF: $111.488, which is equal to 65% of its initial share price

With respect to the XLF ETF: $33.0005, which is equal to 65% of its initial share price

Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	April 10, 2026
Original issue date (settlement date):	April 15, 2026
Maturity date*:	April 13, 2028
Terms continued on the following page
Agent:	J.P. Morgan Securities LLC (“JPMS”)
Commissions and issue price:	Price to public(1)	Fees and commissions	Proceeds to issuer
Per security	$1,000.00	$15.00 (2)	$980.00
		$5.00 (3)
Total	$4,320,000.00	$86,400.00	$4,233,600.00
(1)	See “Additional Information about the Securities — Supplemental use of proceeds and hedging” in this document for information about the components of the price to public of the securities.
(2)	JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions of $15.00 per $1,000 stated principal amount security it receives from us to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each $1,000 stated principal amount security

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

The estimated value of the securities on the pricing date was $963.90 per $1,000 stated principal amount security. See “Additional Information about the Securities — The estimated value of the securities” in this document for additional information.

Investing in the securities involves a number of risks. See “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement, Annex A to the accompanying prospectus addendum, “Risk Factors” beginning on page PS-11 of the accompanying product supplement and “Risk Factors” beginning on page 9 of this document.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document or the accompanying product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum. Any representation to the contrary is a criminal offense.

The securities are not bank deposits, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and are not obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, underlying supplement, prospectus supplement, prospectus and prospectus addendum, each of which can be accessed via the hyperlinks below. Please also see “Additional Information about the Securities” at the end of this document.

Product supplement no. 4-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

Underlying supplement no. 1-I dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

Prospectus supplement and prospectus, each dated April 13, 2023: http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

Prospectus addendum dated June 3, 2024: http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Terms continued from previous page:
Initial share price:	With respect to the XLY ETF: $112.89, which is its closing price on the pricing date
With respect to the XLI ETF: $171.52, which is its closing price on the pricing date
With respect to the XLF ETF: $50.77, which is its closing price on the pricing date
Final share price:	With respect to each ETF Share, its closing price on the final determination date
Worst performing ETF Share:	The ETF Share with the worst share performance factor
Share performance factor:	With respect to each ETF Share, its final share price divided by its initial share price
Share adjustment factor:	The share adjustment factor of each ETF Share is referenced in determining the closing price of that ETF Share and is set initially at 1.0 on the pricing date. With respect to each ETF Share, the share adjustment factor is subject to adjustment in the event of certain events affecting that ETF Share. See “The Underlyings — Funds — Anti-Dilution Adjustments” in the accompanying product supplement.
Determination dates*:	July 10, 2026, October 12, 2026, January 11, 2027, April 12, 2027, July 12, 2027, October 11, 2027, January 10, 2028 and April 10, 2028
Contingent payment dates*:	July 15, 2026, October 15, 2026, January 14, 2027, April 15, 2027, July 15, 2027, October 14, 2027, January 13, 2028 and the maturity date
CUSIP/ISIN:	46660RXG4 / US46660RXG46
Listing:	The securities will not be listed on any securities exchange.

* Subject to postponement in the event of a market disruption event and as described under “General Terms of Notes — Postponement of a Determination Date — Notes Linked to Multiple Underlyings” and “General Terms of Notes — Postponement of a Payment Date” in the accompanying product supplement

April 2026	Page 2

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Investment Summary

The Contingent Income Auto-Callable Securities due April 13, 2028 Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF, which we refer to as the securities, do not provide for the regular payment of interest. Instead, the securities provide an opportunity for investors to earn a contingent quarterly payment, which is an amount equal to $26.25 (2.625% of the stated principal amount) per security, with respect to each quarterly determination date on which the closing price of each ETF Share is greater than or equal to 65% of its initial share price, which we refer to as a downside threshold level. The contingent quarterly payment, if any, will be payable quarterly on the contingent payment date immediately following the related determination date. However, if the closing price of any ETF Share is less than its downside threshold level on any determination date, investors will receive no contingent quarterly payment for the related quarterly period. It is possible that the closing price of one or more ETF Shares could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments during the term of the securities. We refer to these payments as contingent, because there is no guarantee that you will receive a payment on any contingent payment date. Even if all of the ETF Shares were to be at or above their respective downside threshold levels on some quarterly determination dates, one or more ETF Shares may fluctuate below their respective downside threshold level(s) on others.

If the closing price of each ETF Share is greater than or equal to its initial share price on any determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. If the securities have not previously been redeemed and the final share price of each ETF Share is greater than or equal to its downside threshold level, the payment at maturity will be the sum of the stated principal amount and the contingent quarterly payment with respect to the final determination date. However, if the securities have not previously been redeemed and the final share price of any ETF Share is less than its downside threshold level, investors will be exposed to the decline in the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis. Under these circumstances, the payment at maturity will be (i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share, which will be less than 65% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of receiving few or no contingent quarterly payments over the term of the securities. In addition, investors will not participate in any appreciation of the ETF Shares.

Supplemental Terms of the Securities

For purposes of the accompanying product supplement, each ETF is a “Fund.”

Any values of the ETF Shares, and any values derived therefrom, included in this document may be corrected, in the event of manifest error or inconsistency, by amendment of this document and the corresponding terms of the securities. Notwithstanding anything to the contrary in the indenture governing the securities, that amendment will become effective without consent of the holders of the securities or any other party.

April 2026	Page 3

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities offer investors an opportunity to earn a contingent quarterly payment equal to 2.625% of the stated principal amount with respect to each determination date on which the closing price of each ETF Share is greater than or equal to 65% of its initial share price, which we refer to as a downside threshold level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent quarterly payment, and the payment at maturity will vary depending on the final share price of each ETF Share, as follows:

Scenario 1

This scenario assumes that, prior to early redemption, each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others. On the 6th determination date, the closing price of each ETF Share is greater than or equal to its initial share price.

Investors receive the contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date.

On the contingent payment date immediately following the 6th determination date, the securities will be automatically redeemed for the stated principal amount plus the contingent quarterly payment with respect to the related determination date.

Scenario 2

This scenario assumes that each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others, and one or more ETF Share closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, each ETF Share closes at or above its downside threshold level.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount and the contingent quarterly payment with respect to the final determination date.

Scenario 3

This scenario assumes that each ETF Share closes at or above its downside threshold level on some determination dates but one or more of the ETF Shares closes below their respective downside threshold levels on the others, and one or more ETF Share closes below its initial share price on all the determination dates prior to the final determination date. On the final determination date, one or more of the ETF Shares closes below their downside threshold levels.

Consequently, the securities are not automatically redeemed, and investors receive a contingent quarterly payment for the quarterly periods in which the closing price of each ETF Share is at or above its downside threshold level on the related determination date. At maturity, investors will receive the stated principal amount times the share performance factor of the worst performing ETF Share, which will be less than 65% of the stated principal amount and could be zero.

Investors will lose a significant portion, and may lose all, of their principal in this scenario.

April 2026	Page 4

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing prices of the ETF Shares and (2) the final share prices of the ETF Shares.

Diagram #1: Determination Dates (Other Than the Final Determination Date)

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

For more information about the payment upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 6.

April 2026	Page 5

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly payment is payable with respect to a determination date, whether the securities will be automatically redeemed on any determination date prior to the final determination date and how to calculate the payment at maturity if the securities have not been redeemed early. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly payment or whether the securities will be automatically redeemed will be determined by reference to the closing price of each ETF Share on each quarterly determination date and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each ETF Share. The hypothetical initial share price of each ETF Share of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial share price of any ETF Share. The actual initial share price of each ETF Share is the closing price of that ETF Share on the pricing date and is specified on the cover of this pricing supplement. For historical data regarding the actual closing prices of each ETF Share, please see the historical information set forth under “State Street® Consumer Discretionary Select Sector SPDR® ETF Overview,” “State Street® Industrial Select Sector SPDR® ETF Overview” and “State Street® Financial Select Sector SPDR® ETF Overview,” as applicable, in this pricing supplement. The actual downside threshold level of each ETF Share is specified on the cover of this pricing supplement. Any payment on the securities is subject to our and JPMorgan Chase & Co.’s credit risks. The numbers in the hypothetical examples below may have been rounded for the ease of analysis.

The examples below are based on the following assumed terms:

Contingent quarterly payment:	A contingent quarterly payment of $26.25 per quarter per security will be paid on the securities on each contingent payment date but only if the closing price of each ETF Share is at or above its downside threshold level on the related determination date.
Early redemption:	If the closing price of each ETF Share is greater than or equal to its initial share price on any quarterly determination date (other than the final determination date), the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date.
Payment at maturity (if the securities have not been automatically redeemed early):

If the final share price of each ETF Share is greater than or equal to its downside threshold level: the stated principal amount and the contingent quarterly payment with respect to the final determination date

If the final share price of any ETF Share is less than its downside threshold level: (i) the stated principal amount times (ii) the share performance factor of the worst performing ETF Share

Stated principal amount:	$1,000 per security
Hypothetical initial share price:	With respect to the XLY ETF: $100.00 With respect to the XLI ETF: $100.00 With respect to the XLF ETF: $100.00
Hypothetical downside threshold level:

With respect to the XLY ETF: $65.00, which is 65% of the hypothetical initial share price for such ETF

With respect to the XLI ETF: $65.00, which is 65% of the hypothetical initial share price for such ETF

With respect to the XLF ETF: $65.00, which is 65% of the hypothetical initial share price for such ETF

April 2026	Page 6

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

How to determine whether a contingent quarterly payment is payable with respect to a determination date:

	Closing price			Contingent quarterly payment
	XLY ETF	XLI ETF	XLF ETF
Hypothetical Determination Date 1	$80 (at or above downside threshold level)	$85 (at or above downside threshold level)	$90 (at or above downside threshold level)	$26.25
Hypothetical Determination Date 2	$55 (below downside threshold level)	$90 (at or above downside threshold level)	$60 (below downside threshold level)	$0
Hypothetical Determination Date 3	$80 (at or above downside threshold level)	$55 (below downside threshold level)	$50 (below downside threshold level)	$0
Hypothetical Determination Date 4	$50 (below downside threshold level)	$45 (below downside threshold level)	$40 (below downside threshold level)	$0

On hypothetical determination date 1, each ETF Share closes at or above its downside threshold level. Therefore, a contingent quarterly payment of $26.25 is payable on the relevant contingent payment date.

On each of the hypothetical determination dates 2 and 3, one ETF Share closes at or above its downside threshold level but the other ETF Shares close below their respective downside threshold levels. Therefore, no contingent quarterly payment is payable on the relevant contingent payment date.

On hypothetical determination date 4, each ETF Share closes below its downside threshold level and, accordingly, no contingent quarterly payment is payable on the relevant contingent payment date.

You will not receive a contingent quarterly payment on any contingent payment date if the closing price of any ETF Share is below its downside threshold level on the related determination date.

How to determine whether the securities will be automatically redeemed on any determination date prior to the final determination date:

	Closing price			Early redemption payment
	XLY ETF	XLI ETF	XLF ETF
Hypothetical Determination Date 1	$110 (at or above initial share price)	$90 (below initial share price)	$80 (below initial share price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 2	$90 (below initial share price)	$80 (below initial share price)	$70 (below initial share price)	n/a (securities are not redeemed early)
Hypothetical Determination Date 3	$110 (at or above initial share price)	$120 (at or above initial share price)	$105 (at or above initial share price)	$1,026.25 (the stated principal amount plus the contingent quarterly payment with respect to the related determination date)

On hypothetical determination date 1, one ETF Share closes at or above its initial share price but the other ETF Shares close below their respective initial share prices. Therefore, the securities remain outstanding and are not redeemed early.

On hypothetical determination date 2, each ETF Share closes below its initial share price. Therefore, the securities remain outstanding and are not redeemed early.

April 2026	Page 7

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

On hypothetical determination date 3, each ETF Share closes at or above its initial share price. Therefore, the securities are automatically redeemed and you receive an early redemption payment equal to the stated principal amount plus the contingent quarterly payment with respect to the related determination date. No further payments will be made on the securities once they have been redeemed.

How to calculate the payment at maturity (if the securities have not been automatically redeemed early):

	Final share price			Payment at maturity
	XLY ETF	XLI ETF	XLF ETF
Example 1:	$100 (at or above downside threshold level)	$90 (at or above downside threshold level)	$80 (at or above downside threshold level)	$1,026.25 (the stated principal amount plus the contingent quarterly payment with respect to the final determination date)
Example 2:	$110 (at or above downside threshold level)	$50 (below downside threshold level)	$60 (below downside threshold level)	$1,000 × share performance factor of the worst performing ETF Share = $1,000 × (50 / 100) = $500.00
Example 3:	$40 (below downside threshold level)	$55 (below downside threshold level)	$60 (below downside threshold level)	$1,000 × (40 / 100) = $400.00
Example 4:	$50 (below downside threshold level)	$40 (below downside threshold level)	$30 (below downside threshold level)	$1,000 × (30 / 100) = $300.00

In example 1, the final share price of each ETF Share is at or above its downside threshold level. Therefore, you receive at maturity the stated principal amount of the securities and the contingent quarterly payment with respect to the final determination date.

In example 2, the final share price of one ETF Share is at or above its downside threshold level but the final share prices of the other ETF Shares are below their respective downside threshold levels. Therefore, you are exposed to the downside performance of the worst performing ETF Share at maturity and receive a cash payment at maturity equal to the stated principal amount times the share performance factor of the worst performing ETF Share.

Similarly, in examples 3 and 4, the final share price of each ETF Share is below its downside threshold level, and you receive a cash payment at maturity equal to the stated principal amount times the share performance factor of the worst performing ETF Share.

If the final share price of any ETF Share is below its downside threshold level, you will be exposed to the downside performance of the worst performing ETF Share at maturity, and your payment at maturity will be less than 65% of the stated principal amount per security and could be zero.

The hypothetical returns and hypothetical payments on the securities shown above apply only if you hold the securities for their entire term or until early redemption. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical returns and hypothetical payments shown above would likely be lower.

April 2026	Page 8

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the sections entitled “Risk Factors” of the accompanying prospectus supplement and the accompanying product supplement and Annex A to the accompanying prospectus addendum. We urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to the Securities Generally

▪	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final share price of any of the ETF Shares is less than its downside threshold level, you will be exposed to the decline in the closing price of the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis. Under these circumstances, you will receive for each security that you hold at maturity a cash payment equal to the stated principal amount times the share performance factor of the worst performing ETF Share. In this case, your payment at maturity will be less than 65% of the stated principal amount and could be zero.
▪	You will not receive any contingent quarterly payment for any quarterly period if the closing price of any ETF Share on the relevant determination date is less than its downside threshold level. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest. Instead, a contingent quarterly payment will be made with respect to a quarterly period only if the closing price of each ETF Share on the relevant determination date is greater than or equal to its downside threshold level. If the closing price of any ETF Share is below its downside threshold level on any determination date, you will not receive a contingent quarterly payment for the relevant quarterly period.

It is possible that the closing price of one or more ETF Shares could be below their respective downside threshold levels on most or all of the determination dates so that you will receive few or no contingent quarterly payments. If you do not earn sufficient contingent quarterly payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on one of our conventional debt securities of comparable maturity.

▪	The contingent quarterly payment is based solely on the closing prices of the ETF Shares on the specified determination dates. Whether the contingent quarterly payment will be made with respect to a determination date will be based on the closing price of each ETF Share on that determination date. As a result, you will not know whether you will receive the contingent quarterly payment until the related determination date. Moreover, because the contingent quarterly payment is based solely on the closing price of each ETF Share on a specific determination date, if the closing price of any of the ETF Shares on that determination date is below its downside threshold level, you will not receive any contingent quarterly payment with respect to that determination date, even if the closing price of that ETF Share was higher on other days during the related quarterly period.
▪	You are exposed to the price risk of all three ETF Shares, with respect to all the contingent quarterly payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the ETF Shares. Rather, it will be contingent upon the independent performance of each ETF Share. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each ETF Share. The performance of the ETF Shares may not be correlated. Poor performance by any ETF Share over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other ETF Shares. Accordingly, your investment is subject to the risk of decline in the closing price of each ETF Share.

To receive any contingent quarterly payments, each ETF Share must close at or above its downside threshold level on the applicable determination date. In addition, if any ETF Share has declined to below its downside threshold level as of the final determination date, you will be fully exposed to the decline in the worst performing ETF Share, as compared to its initial share price, on a 1-to-1 basis, even if the other ETF Shares have appreciated. Under this scenario, the value of any such payment will be less than 65% of the stated principal amount and could be zero.

April 2026	Page 9

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

▪	Because the securities are linked to the performance of the worst performing ETF Share, you are exposed to greater risks of no contingent quarterly payments and sustaining a significant loss on your investment than if the securities were linked to just one ETF Share. The risk that you will not receive any contingent quarterly payments, or that you will suffer a significant loss on your investment is greater if you invest in the securities than if you invest in substantially similar securities that are linked to the performance of just one ETF Share. With three ETF Shares, it is more likely that any one ETF Share will close below its downside threshold level on any determination date than if the securities were linked to only one ETF Share. In addition, you will not benefit from the performance of any ETF Share other than the worst performing ETF Share. Therefore, it is more likely that you will not receive any contingent quarterly payments and that you will suffer a significant loss on your investment.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co., and any actual or anticipated changes to our or JPMorgan Chase & Co.’s credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on our and JPMorgan Chase & Co.’s ability to pay all amounts due on the securities. Any actual or anticipated decline in our or JPMorgan Chase & Co.’s credit ratings or increase in our or JPMorgan Chase & Co.’s credit spreads determined by the market for taking that credit risk is likely to adversely affect the market value of the securities. If we and JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities and the collection of intercompany obligations. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all of our assets relate to obligations of JPMorgan Chase & Co. to make payments under loans made by us to JPMorgan Chase & Co. or under other intercompany agreements. As a result, we are dependent upon payments from JPMorgan Chase & Co. to meet our obligations under the securities. We are not a key operating subsidiary of JPMorgan Chase & Co. and in a bankruptcy or resolution of JPMorgan Chase & Co. we are not expected to have sufficient resources to meet our obligations in respect of the securities as they come due. If JPMorgan Chase & Co. does not make payments to us and we are unable to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co. For more information, see the accompanying prospectus addendum.
▪	Investors will not participate in any appreciation of any ETF Share. Investors will not participate in any appreciation of any ETF Share from its initial share price, and the return on the securities will be limited to the contingent quarterly payment that is paid with respect to each determination date on which the closing price of each ETF Share is greater than or equal to its downside threshold level, if any.
▪	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more contingent quarterly payments and may be forced to reinvest in a lower interest rate environment and you may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
▪	Secondary trading may be limited. The securities will not be listed on a securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. JPMS may act as a market maker for the securities, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.
▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper U.S. federal income tax treatment of the securities, and we do not intend to request a ruling from the IRS. The IRS might not accept, and a court might not uphold, the treatment of the securities as prepaid forward contracts with associated contingent coupons, as described in “Additional Information about the Securities — Additional Provisions — Tax considerations” in this document and in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. If the IRS were successful in asserting an alternative treatment for the securities, the timing and character of any income or loss on the securities could be materially affected. Although the U.S. federal income tax treatment of contingent quarterly payments (including any contingent

April 2026	Page 10

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

quarterly payments paid in connection with an early redemption or at maturity) is uncertain, in determining our reporting responsibilities we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat any contingent quarterly payments as ordinary income. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Risks Relating to Conflicts of Interest

▪	Economic interests of the issuer, the guarantor, the calculation agent, the agent of the offering of the securities and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities, which we refer to as the estimated value of the securities. In performing these duties, our and JPMorgan Chase & Co.’s economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent has determined the initial share prices and the downside threshold levels and will determine the final share prices and whether the closing price of each ETF Share on any determination date is greater than or equal to its initial share price or is below its downside threshold level. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, the selection of a successor to the ETF Shares or calculation of the final share price in the event of a discontinuation of the ETF Shares and any anti-dilution adjustments, may affect the payment to you at maturity or whether the securities are redeemed early.

In addition, our and JPMorgan Chase & Co.’s business activities, including hedging and trading activities, could cause our and JPMorgan Chase & Co.’s economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to Conflicts of Interest” in the accompanying product supplement for additional information about these risks.

▪	Hedging and trading activities by the issuer and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could have adversely affected, and may continue to adversely affect, the closing prices of the ETF Shares. Any of these hedging or trading activities on or prior to the pricing date could have affected the initial share prices and, as a result, the downside threshold levels, which are the respective levels at or above which the ETF Shares must close on each determination date in order for you to earn a contingent quarterly payment or, if the securities are not redeemed prior to maturity, in order for you to avoid being exposed to the negative price performance of the worst performing ETF Share at maturity. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing prices of the ETF Shares on the determination dates and, accordingly, whether investors will receive one or more contingent

April 2026	Page 11

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

quarterly payments, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.

Risks Relating to the Estimated Value and Secondary Market Prices of the Securities

▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates. The estimated value of the securities is determined by reference to internal pricing models of our affiliates. This estimated value of the securities is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for the securities that are greater than or less than the estimated value of the securities. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our or JPMorgan Chase & Co.’s creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.
▪	The value of the securities as published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include selling commissions, the structuring fee, projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information about the Securities — Secondary market prices of the securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the original issue price of the securities. Any secondary market prices of the securities will likely be lower than the original issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices may exclude selling commissions, the structuring fee, projected hedging profits, if any, and estimated hedging costs that are included in the original issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the immediately following risk factor for information about additional factors that will impact any secondary market prices of the securities.

April 2026	Page 12

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Risks Relating to the Securities Generally — Secondary trading may be limited” above.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, structuring fee, projected hedging profits, if any, estimated hedging costs and the closing price of each ETF Share, including:
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;
o	our internal secondary market funding rates for structured debt issuances;
o	the actual and expected volatility of each ETF Share;
o	the time to maturity of the securities;
o	whether the closing price of any ETF Share has been, or is expected to be, less than its downside threshold level on any determination date;
o	the likelihood of an early redemption being triggered;
o	the dividend rates on the equity securities included in the ETF Shares;
o	the actual and expected positive or negative correlation among the ETF Shares, or the actual or expected absence of any such correlation;
o	interest and yield rates in the market generally;
o	the occurrence of certain events to an ETF Share that may or may not require an adjustment to its share adjustment factor; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

Risks Relating to the ETF Shares

▪	JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. is currently one of the companies that make up the XLF ETF. JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the value of the ETF Shares or the securities.
▪	Investing in the securities is not equivalent to investing in the ETF Shares. Investing in the securities is not equivalent to investing in the ETF Shares, the indices tracked by the ETF Shares, which we refer to as the underlying indices and individually as an underlying index, or the stocks underlying the ETF Shares or the underlying indices. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the ETF Shares, the underlying indices or the stocks underlying the ETF Shares or the underlying indices.
▪	Adjustments to the ETF Shares or the underlying indices could adversely affect the value of the securities. Those responsible for calculating and maintaining the ETF Shares and the underlying indices can add, delete or substitute the components of the ETF Shares or the underlying indices, or make other methodological changes that could change the value of the ETF Shares or the underlying indices. Any of these actions could adversely affect the price of the ETF Shares and, consequently, the value of the securities.
▪	There are risks associated with the ETF Shares. Although the ETF Shares are listed for trading on a securities exchange and a number of similar products have been traded on various securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the ETF Shares or that there will be liquidity in the trading market. The ETF Shares are subject to management risk, which is the risk that the investment strategy of the investment adviser to the ETF Shares, the implementation of which is subject to a number of constraints, may not produce the intended results. These constraints could adversely affect the market price of the ETF Shares and, consequently, the value of the securities.

April 2026	Page 13

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

▪	The performance and market value of each ETF Share, particularly during periods of market volatility, may not correlate with the performance of that ETF’s underlying index as well as the net asset value per applicable ETF Share. Each ETF Share that tracks an underlying index does not fully replicate its underlying index and may hold securities different from those included in its underlying index. In addition, the performance of each such ETF will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an ETF and that underlying index. In addition, corporate actions with respect to the equity securities underlying an ETF (such as mergers and spin-offs) may impact the variance between the performances of that ETF and its underlying index. Finally, because the ETF Shares are traded on a securities exchange and are subject to market supply and investor demand, the market value of one ETF Share may differ from the net asset value per ETF Share.

During periods of market volatility, securities underlying each ETF Share may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per ETF Share and the liquidity of that ETF may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem ETF Shares. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell ETF Shares. As a result, under these circumstances, the market value of ETF Shares may vary substantially from the net asset value per ETF Share. For all of the foregoing reasons, the performance of each ETF Share may not correlate with the performance of its underlying index as well as its net asset value per ETF Share, which could materially and adversely affect the value of the securities in the secondary market and/or reduce any payment on the securities. Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities.

▪	The securities are subject to risks associated with the consumer discretionary sector with respect to the XLY ETF. All or substantially all of the equity securities held by the XLY ETF are issued by companies whose primary line of business is directly associated with the consumer discretionary sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The success of consumer product manufacturers and retailers is tied closely to the performance of the overall domestic and global economy, interest rates, competition and consumer confidence. Success depends heavily on disposable household income and consumer spending. Also, companies in the consumer discretionary sector may be subject to severe competition, which may have an adverse impact on their respective profitability. Changes in demographics and consumer tastes can also affect the demand for, and success of, consumer products and services in the marketplace. These factors could affect the consumer discretionary sector and could affect the value of the equity securities held by the XLY ETF and the price of the XLY ETF during the term of the securities, which may adversely affect the value of your securities.
▪	The securities are subject to risks associated with the industrials sector with respect to the XLI ETF. All or substantially all of the equity securities held by the XLI ETF are issued by companies whose primary line of business is directly associated with the industrials sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Industrial companies are affected by supply and demand both for their specific product or service and for industrial sector products in general. Government regulation, world events, exchange rates and economic conditions, technological developments and liabilities for environmental damage and general civil liabilities will likewise affect the performance of these companies. Aerospace and defense companies, a component of the industrials sector, can be significantly affected by government spending policies because companies involved in this industry rely, to a significant extent, on U.S. and foreign government demand for their products and services. Thus, the financial condition of, and investor interest in, aerospace and defense companies are heavily influenced by governmental defense spending policies, which are typically under pressure from efforts to control the U.S. (and other) government budgets. Transportation securities, a component of the industrials sector, are cyclical and have occasional sharp price movements, which may result from changes in the economy, fuel prices, labor agreements and insurance costs. These factors could affect the industrials sector and could affect the value of the equity securities held by the XLI ETF and the price of the XLI ETF during the term of the securities, which may adversely affect the value of your securities.
▪	The securities are subject to risks associated with the financial sector with respect to the XLF ETF. All or substantially all of the equity securities held by the XLF ETF are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates and fees they can charge, the scope of their activities,

April 2026	Page 14

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

the prices they can charge and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Certain events in the financial sector may cause an unusually high degree of volatility in the financial markets, both domestic and foreign, and cause certain financial services companies to incur large losses. Securities of financial services companies may experience a dramatic decline in value when these companies experience substantial declines in the valuations of their assets, take action to raise capital (such as the issuance of debt or equity securities) or cease operations. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Insurance companies may be subject to severe price competition. Adverse economic, business or political developments could adversely affect financial institutions engaged in mortgage finance or other lending or investing activities directly or indirectly connected to the value of real estate. These factors could affect the financial sector and could affect the value of the equity securities held by the XLF ETF and the price of the XLF ETF during the term of the securities, which may adversely affect the value of your securities.

▪	Governmental legislative and regulatory actions, including sanctions, could adversely affect your investment in the securities. Governmental legislative and regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the securities included in any ETF Share, or engaging in transactions in them, and any such action could adversely affect the value of the securities or any ETF Share. These legislative and regulatory actions could result in restrictions on the securities. You may lose a significant portion or all of your initial investment in the securities if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.
▪	The anti-dilution protection for the ETF Shares is limited. The calculation agent will make adjustments to the applicable share adjustment factor for certain events affecting the ETF Shares. However, the calculation agent will not make an adjustment in response to all events that could affect the ETF Shares. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

April 2026	Page 15

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Consumer Discretionary Select Sector SPDR® ETF Overview

The State Street® Consumer Discretionary Select Sector SPDR® ETF (formerly known as the Consumer Discretionary Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Consumer Discretionary Select Sector Index, which we refer to as the underlying index with respect to the State Street® Consumer Discretionary Select Sector SPDR® ETF.  The Consumer Discretionary Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® consumer discretionary sector of the S&P 500® Index, which currently includes companies in the following industries: broadline retail; specialty retail; hotels, restaurants & leisure; textiles, apparel & luxury goods; household durables; automobiles; automobile components; distributors; leisure products; and diversified consumer services.  For additional information about the State Street® Consumer Discretionary Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on April 10, 2026:

Bloomberg Ticker Symbol:	XLY	52 Week High (on 1/12/2026):	$124.52
Current Closing Price:	$112.89	52 Week Low (on 4/21/2025):	$90.225
52 Weeks Ago (on 4/10/2025):	$93.95

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the State Street® Consumer Discretionary Select Sector SPDR® ETF for each quarter in the period from January 1, 2021 through April 10, 2026. The graph following the table sets forth the daily closing prices of one ETF Share of the State Street® Consumer Discretionary Select Sector SPDR® ETF during the same period. The closing price of one ETF Share of the State Street® Consumer Discretionary Select Sector SPDR® ETF on April 10, 2026 was $112.89. We obtained the closing price information above and in the table and graph below from the Bloomberg Professional® service (“Bloomberg”), without independent verification. The historical closing prices of the State Street® Consumer Discretionary Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the State Street® Consumer Discretionary Select Sector SPDR® ETF at any time, including on the determination dates. The payment of dividends on the stocks that constitute the State Street® Consumer Discretionary Select Sector SPDR® ETF is not reflected in its closing price and, therefore, has no effect on the calculation of the payment at maturity.

State Street® Consumer Discretionary Select Sector SPDR® ETF	High	Low	Period End
2021
First Quarter	$86.61	$77.92	$84.04
Second Quarter	$89.94	$83.33	$89.28
Third Quarter	$92.95	$87.97	$89.73
Fourth Quarter	$105.71	$89.69	$102.22
2022
First Quarter	$105.16	$81.60	$92.50
Second Quarter	$94.70	$67.32	$68.74
Third Quarter	$86.49	$70.01	$71.23
Fourth Quarter	$73.79	$63.13	$64.58
2023
First Quarter	$78.08	$64.20	$74.77
Second Quarter	$84.91	$71.77	$84.91
Third Quarter	$88.49	$79.18	$80.49
Fourth Quarter	$90.71	$74.02	$89.41
2024
First Quarter	$92.51	$85.45	$91.95

April 2026	Page 16

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Consumer Discretionary Select Sector SPDR® ETF	High	Low	Period End
Second Quarter	$92.23	$84.88	$91.20
Third Quarter	$100.42	$85.03	$100.19
Fourth Quarter	$119.72	$97.03	$112.18
2025
First Quarter	$116.60	$96.30	$98.73
Second Quarter	$109.30	$88.17	$108.67
Third Quarter	$121.09	$108.05	$119.82
Fourth Quarter	$122.59	$110.58	$119.41
2026
First Quarter	$124.52	$105.66	$108.98
Second Quarter (through April 10, 2026)	$112.89	$107.77	$112.89

State Street® Consumer Discretionary Select Sector SPDR® ETF Historical Performance – Daily Closing Prices* January 4, 2021 to April 10, 2026

140
120
100
80
60
40
20
0
Price ($)
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26
Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 65% of the initial share price.

April 2026	Page 17

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Industrial Select Sector SPDR® ETF Overview

The State Street® Industrial Select Sector SPDR® ETF (formerly known as the Industrial Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Industrials Select Sector Index, which we refer to as the underlying index with respect to the State Street® Industrial Select Sector SPDR® ETF.  The Industrials Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® industrials sector of the S&P 500® Index, which currently includes companies in the following industries: aerospace & defense; industrial conglomerates; machinery; air freight & logistics; passenger airlines; marine transportation; ground transportation; transportation infrastructure; commercial services & supplies; professional services; electrical equipment; construction & engineering; trading companies & distributors; and building products.  For additional information about the State Street® Industrial Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on April 10, 2026:

Bloomberg Ticker Symbol:	XLI	52 Week High (on 3/2/2026):	$178.90
Current Closing Price:	$171.52	52 Week Low (on 4/21/2025):	$122.49
52 Weeks Ago (on 4/10/2025):	$123.49

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the State Street® Industrial Select Sector SPDR® ETF for each quarter in the period from January 1, 2021 through April 10, 2026. The graph following the table sets forth the daily closing prices of one ETF Share of the State Street® Industrial Select Sector SPDR® ETF during the same period. The closing price of one ETF Share of the State Street® Industrial Select Sector SPDR® ETF on April 10, 2026 was $171.52. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The historical closing prices of the State Street® Industrial Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of the State Street® Industrial Select Sector SPDR® ETF at any time, including on the determination dates. The payment of dividends on the stocks that constitute the State Street® Industrial Select Sector SPDR® ETF is not reflected in its closing price and, therefore, has no effect on the calculation of the payment at maturity.

State Street® Industrial Select Sector SPDR® ETF	High	Low	Period End
2021
First Quarter	$98.77	$84.77	$98.45
Second Quarter	$105.53	$98.78	$102.40
Third Quarter	$105.53	$97.84	$97.84
Fourth Quarter	$107.12	$98.64	$105.81
2022
First Quarter	$107.05	$95.60	$102.98
Second Quarter	$102.18	$85.56	$87.34
Third Quarter	$100.53	$82.84	$82.84
Fourth Quarter	$102.33	$84.74	$98.21

April 2026	Page 18

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Industrial Select Sector SPDR® ETF	High	Low	Period End
2023
First Quarter	$103.67	$96.51	$101.18
Second Quarter	$107.32	$96.85	$107.32
Third Quarter	$110.75	$100.74	$101.38
Fourth Quarter	$114.13	$96.44	$113.99
2024
First Quarter	$125.96	$110.23	$125.96
Second Quarter	$125.94	$120.47	$121.87
Third Quarter	$135.44	$120.56	$135.44
Fourth Quarter	$143.99	$131.76	$131.76
2025
First Quarter	$141.67	$128.78	$131.07
Second Quarter	$147.52	$116.42	$147.52
Third Quarter	$154.99	$148.01	$154.23
Fourth Quarter	$157.73	$147.83	$155.12
2026
First Quarter	$178.90	$156.61	$161.73
Second Quarter (through April 10, 2026)	$172.19	$163.77	$171.52

State Street® Industrial Select Sector SPDR® ETF Historical Performance – Daily Closing Prices* January 4, 2021 to April 10, 2026

Price ($)
200
180
160
140
120
100
80
60
40
20
0
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 65% of the initial share price.

April 2026	Page 19

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Financial Select Sector SPDR® ETF Overview

The State Street® Financial Select Sector SPDR® ETF (formerly known as the Financial Select Sector SPDR® Fund) is an exchange-traded fund of the Select Sector SPDR® Trust, a registered investment company, that seeks to provide investment results that, before expenses, correspond generally to the price and yield performance of publicly traded equity securities of companies in the Financial Select Sector Index, which we refer to as the underlying index with respect to the State Street® Financial Select Sector SPDR® ETF. The Financial Select Sector Index is a capped modified market capitalization-based index that measures the performance of the GICS® financial sector of the S&P 500® Index, which currently includes companies in the following industries: financial services; insurance; banks; capital markets; mortgage real estate investment trusts (“REITs”); and consumer finance. For additional information about the State Street® Financial Select Sector SPDR® ETF, see “Fund Descriptions — The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Information as of market close on April 10, 2026:

Bloomberg Ticker Symbol:	XLF	52 Week High (on 1/6/2026):	$56.40
Current Closing Price:	$50.77	52 Week Low (on 4/21/2025):	$45.65
52 Weeks Ago (on 4/10/2025):	$45.91

The following table sets forth the published high and low closing prices of one ETF Share, as well as end-of-quarter closing prices of one ETF Share, of the State Street® Financial Select Sector SPDR® ETF for each quarter in the period from January 1, 2021 through April 10, 2026. The graph following the table sets forth the daily closing prices of one ETF Share of the State Street® Financial Select Sector SPDR® ETF during the same period. The closing price of one ETF Share of the State Street® Financial Select Sector SPDR® ETF on April 10, 2026 was $50.77. We obtained the closing price information above and in the table and graph below from Bloomberg, without independent verification. The historical closing prices of the State Street® Financial Select Sector SPDR® ETF should not be taken as an indication of future performance, and no assurance can be given as to the closing price of one ETF Share of the State Street® Financial Select Sector SPDR® ETF at any time, including on the determination dates. The payment of dividends on the stocks that constitute the State Street® Financial Select Sector SPDR® ETF is not reflected in its closing price and, therefore, has no effect on the calculation of the payment at maturity.

State Street® Financial Select Sector SPDR® ETF	High	Low	Period End
2021
First Quarter	$34.77	$28.95	$34.05
Second Quarter	$38.47	$34.47	$36.69
Third Quarter	$39.00	$35.11	$37.53
Fourth Quarter	$40.62	$37.54	$39.05
2022
First Quarter	$41.42	$35.66	$38.32
Second Quarter	$38.22	$30.84	$31.45
Third Quarter	$35.81	$30.36	$30.36
Fourth Quarter	$36.31	$30.29	$34.20

April 2026	Page 20

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

State Street® Financial Select Sector SPDR® ETF	High	Low	Period End
2023
First Quarter	$37.00	$30.98	$32.15
Second Quarter	$33.71	$31.55	$33.71
Third Quarter	$35.60	$33.17	$33.17
Fourth Quarter	$37.72	$31.45	$37.60
2024
First Quarter	$42.12	$37.27	$42.12
Second Quarter	$42.49	$39.59	$41.11
Third Quarter	$45.74	$40.84	$45.32
Fourth Quarter	$51.34	$44.89	$48.33
2025
First Quarter	$52.19	$47.32	$49.81
Second Quarter	$52.37	$43.92	$52.37
Third Quarter	$54.25	$51.37	$53.87
Fourth Quarter	$55.73	$51.11	$54.77
2026
First Quarter	$56.40	$47.81	$49.37
Second Quarter (through April 10, 2026)	$51.33	$49.44	$50.77

State Street® Financial Select Sector SPDR® ETF Historical Performance – Daily Closing Prices* January 4, 2021 to April 10, 2026

60
50
40
30
20
10
0
Price ($)
Jan-21
Jul-21
Jan-22
Jul-22
Jan-23
Jul-23
Jan-24
Jul-24
Jan-25
Jul-25
Jan-26

Source: Bloomberg

*The dotted line in the graph indicates the downside threshold level, equal to 65% of the initial share price.

April 2026	Page 21

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Provisions
Record date:	The record date for each contingent payment date is the date one business day prior to that contingent payment date.
Postponement of maturity date:	If the scheduled maturity date is not a business day, then the maturity date will be the following business day. If the scheduled final determination date is not a trading day or if a market disruption event occurs on that day so that the final determination date is postponed and falls less than three business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the third business day following that final determination date as postponed.
Minimum ticketing size:	$1,000 / 1 security
Trustee:	Deutsche Bank Trust Company Americas (formerly Bankers Trust Company)
Calculation agent:	JPMS
The estimated value of the securities:

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value of the securities does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value of the securities may differ from the market-implied funding rate for vanilla fixed income instruments of a similar maturity issued by JPMorgan Chase & Co. or its affiliates. Any difference may be based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed income instruments of JPMorgan Chase & Co. This internal funding rate is based on certain market inputs and assumptions, which may prove to be incorrect, and is intended to approximate the prevailing market replacement funding rate for the securities. The use of an internal funding rate and any potential changes to that rate may have an adverse effect on the terms of the securities and any secondary market prices of the securities. For additional information, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities on the pricing date is based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the original issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. A portion of the profits, if any, realized in hedging our obligations under the securities may be allowed to other affiliated or unaffiliated dealers, and we or one or more of our affiliates will retain any remaining hedging profits. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The estimated value of the securities is lower than the original issue price (price to public) of the securities” in this document.

Secondary market prices of the securities:	For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — Secondary market prices of the securities will be impacted by many economic and market factors” in this document. In addition, we generally expect that some of the costs included in the original issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of two years and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — Risks Relating to the Estimated Value and Secondary Market Prices of the Securities — The value of the securities as

April 2026	Page 22

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

published by JPMS (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period.”
Tax considerations:

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 4-I. In determining our reporting responsibilities we intend to treat (i) the securities for U.S. federal income tax purposes as prepaid forward contracts with associated contingent coupons and (ii) any contingent quarterly payments as ordinary income, as described in the section entitled “Material U.S. Federal Income Tax Consequences — Tax Consequences to U.S. Holders — Notes Treated as Prepaid Forward Contracts with Associated Contingent Coupons” in the accompanying product supplement. Based on the advice of Davis Polk & Wardwell LLP, our special tax counsel, we believe that this is a reasonable treatment, but that there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the securities could be materially affected. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the securities, possibly with retroactive effect. The discussions above and in the accompanying product supplement do not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the notice described above.

Non-U.S. Holders — Tax Considerations. The U.S. federal income tax treatment of contingent quarterly payments is uncertain, and although we believe it is reasonable to take a position that contingent quarterly payments are not subject to U.S. withholding tax (at least if an applicable Form W-8 is provided), it is expected that withholding agents will (and we, if we are the withholding agent, intend to) withhold on any contingent quarterly payment paid to a Non-U.S. Holder generally at a rate of 30% or at a reduced rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not be required to pay any additional amounts with respect to amounts withheld. In order to claim an exemption from, or a reduction in, the 30% withholding tax, a Non-U.S. Holder of the securities must comply with certification requirements to establish that it is not a U.S. person and is eligible for such an exemption or reduction under an applicable tax treaty. If you are a Non-U.S. Holder, you should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any withholding tax and the certification requirement described above.

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax (unless an income tax treaty applies) on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) provides certain exceptions to this withholding regime, including for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations. Additionally, a recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a delta of one with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on certain determinations made by us, our special tax counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

In the event of any withholding on the securities, we will not be required to pay any additional amounts with respect to amounts so withheld.

Supplemental use of proceeds and hedging:

The securities are offered to meet investor demand for products that reflect the risk-return profile and market exposure provided by the securities. See “How the Securities Work” and “Hypothetical Examples” in this document for an illustration of the risk-return profile of the securities and “State Street® Consumer Discretionary Select Sector SPDR® ETF Overview,” “State Street® Industrial Select Sector SPDR® ETF Overview” and “State Street® Financial Select Sector SPDR® ETF Overview” in this document for a description of the market exposure provided by the securities.

The original issue price of the securities is equal to the estimated value of the securities plus the selling commissions paid to JPMS and other affiliated or unaffiliated dealers and the structuring fee, plus (minus) the projected profits (losses) that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities, plus the estimated cost of hedging our obligations under the securities.

Benefit plan investor considerations:	See “Benefit Plan Investor Considerations” in the accompanying product supplement.

April 2026	Page 23

JPMorgan Chase Financial Company LLC

Contingent Income Auto-Callable Securities due April 13, 2028

Based on the Worst Performing of the State Street® Consumer Discretionary Select Sector SPDR® ETF, the State Street® Industrial Select Sector SPDR® ETF and the State Street® Financial Select Sector SPDR® ETF
Principal at Risk Securities

Supplemental plan of distribution:

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so. JPMS, acting as agent for JPMorgan Financial, will pay all of the selling commissions it receives from us to Morgan Stanley Wealth Management. In addition, Morgan Stanley Wealth Management will receive a structuring fee as set forth on the cover of this document for each security.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “— Supplemental use of proceeds and hedging” above and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities and the guarantee:	In the opinion of Davis Polk & Wardwell LLP, as special products counsel to JPMorgan Financial and JPMorgan Chase & Co., when the securities offered by this pricing supplement have been issued by JPMorgan Financial pursuant to the indenture, the trustee and/or paying agent has made, in accordance with the instructions from JPMorgan Financial, the appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of JPMorgan Financial and the related guarantee will constitute a valid and binding obligation of JPMorgan Chase & Co., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of JPMorgan Chase & Co.’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of such counsel dated February 24, 2023, which was filed as an exhibit to the Registration Statement on Form S-3 by JPMorgan Financial and JPMorgan Chase & Co. on February 24, 2023.
Where you can find more information:

You should read this document together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term notes of which these securities are a part, the accompanying prospectus addendum and the more detailed information contained in the accompanying product supplement and the accompanying underlying supplement.

This document, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” sections of the accompanying prospectus supplement and the accompanying product supplement and in Annex A to the accompanying prospectus addendum, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Product supplement no. 4-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029539/ea152803_424b2.pdf

• Underlying supplement no. 1-I dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000121390023029543/ea151873_424b2.pdf

• Prospectus supplement and prospectus, each dated April 13, 2023:

http://www.sec.gov/Archives/edgar/data/19617/000095010323005751/crt_dp192097-424b2.pdf

• Prospectus addendum dated June 3, 2024:

http://www.sec.gov/Archives/edgar/data/1665650/000095010324007599/dp211753_424b3.htm

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this document, “we,” “us” and “our” refer to JPMorgan Financial.

April 2026	Page 24